Amendment No. 2
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                        Donegal Mutual Insurance Company
                              401(K) Plan ("Plan")



     WHEREAS, Donegal Mutual Insurance Company (the "Company") sponsors and maintains the Donegal Mutual Insurance Company 401(K) Plan (the "PLAN"); and

     WHEREAS, the Plan reserves to the Company in Section 8.1 the authority to amend the Plan; and

     WHEREAS, the Company desires to amend the Plan to clarify provisions concerning the acquisition, holding and disposition of qualifying employer securities;

     NOW, THEREFORE, the Plan is hereby amended, subject to the condition subsequent that the Plan, as amended by this Amendment No. 2, be approved by the District Director of Internal Revenue as continuing to be in compliance with the requirements of section 401(a) of the Code, such Amendment to be effective January 6, 2000, as follows:

     1. THE PARAGRAPH AT THE END OF PARAGRAPH (B) OF SECTION 4.5 IS DELETED AND THE FOLLOWING SUBSTITUTED THEREFORE:

          "Effective January 1, 2000, up to 100 percent of Plan assets may be invested in Qualifying Employer Securities. Moreover, as of such date, each Participant may direct the investment of all or a portion of the Participant's Account in Qualifying Employer Securities which consist of Employer Stock. The duties of the Employer and Trustees concerning such investment and the rights of Participants concerning an investment in Employer Stock are set forth in Section
4.6 below."

     2.   SECTION 4.6 IS DELETED AND THE FOLLOWING IS SUBSTITUTED THEREFORE:

          "4.6 Investment in Employer Stock.
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          (a)  Definitions.

               (i) Employer Stock means the common stock of Donegal Group Inc., the majority-owned subsidiary of the Employer, as traded on the Nasdaq National Market. Employer Stock which shall be acquired under the Plan shall be purchased on the open market, but the Trustees reserve the power to acquire such Employer Stock directly from Donegal Group Inc.

               (ii) Qualifying Employer Security means an Employer Security which is a stock or a marketable obligation (within the meaning of sections 407(d)(5) and 407(e) of ERISA) of the Employer or of its majority-owned subsidiary, Donegal Group Inc. The

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Employer Securities which are Qualifying Employer Securities under the Plan shall be limited to Employer Stock (within the meaning of Section 4.6(a)(i)).

               (iii) Employer Security means an employer security (as such term is defined in section 407(d)(1) of ERISA) issued by the Employer or by an affiliate (as such term is defined by section 407(d)(7) of ERISA) of the Employer.

               (iv) Custodian means Reliance Trust Company, a Georgia corporation. Custodian is an "investment manager" as defined in Section 3(38) of ERISA with respect to Employer Stock.

               (v) Record Keeper means TransAmerica. The Record Keeper will maintain all records of the Participants' accounts with respect to investments in Employer Stock.

          (b)  Purchase and Sale of Employer Stock.

               (i) A Participant may direct the Trustee to invest all or a specified portion of the Participant's Elective Contributions and Employer Matching Contributions made on his behalf in Employer Stock. Such direction shall be made on form supplied by the Trustees and maintained by the Record Keeper and in accordance with such procedures as the Plan Administrator may establish. Notwithstanding anything to the contrary contained in this Plan or the Trust Agreement, the Trustees shall, upon receipt of a Participant's direction to invest in Employer Stock in accordance with this Section, direct the Custodian to purchase shares of Employer Stock upon the receipt by the Custodian of contributions from the employees unless such purchase is prohibited by applicable law. Such purchases shall be made pursuant to a nondiscretionary purchasing program developed by the Custodian to effect such purchases in an orderly manner without disruption of the market for such stock or may purchase Employer Stock directly from Donegal Group Inc. and, in either event, in accordance with Section 408(e) of ERISA and other applicable law.

               (ii) If a Participant's vested interest in the Participant's Accounts or a portion thereof is to be distributed on account of the Participant's retirement, disability, death, termination of employment, pursuant to a hardship withdrawal, withdrawal of a rollover contribution or as a result of a qualified domestic relations order or because of the minimum distribution rules, the Trustees will direct the Custodian to sell the Participant's shares of Employer Stock or distribute such stock in kind, at the election of the Participant or the Participant's designated beneficiary. If the Participant elects to take a cash distribution, the amount of cash to be distributed to the Participant attributable to the Participant's shares of Employer Stock will be determined in accordance with Section 4.6(d). Notwithstanding the foregoing, the Custodian may net out transactions internally (so as not to be both a buyer and a seller on the open market) at the prices as determined by the Custodian under
Section 4.6(d).

          (c) Voting of Shares. Notwithstanding anything to the contrary contained in this Plan or the Trust Agreement, whenever any proxies or consents are solicited from shareholders, each Participant (or designated beneficiary in the case of deceased Participant) whose account contains Employer Stock will have the right to direct the Trustees, in writing, as

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to the voting of such shares. The Trustees or the Custodian will use their best efforts to distribute or cause to be distributed in a timely manner to each Participant or designated beneficiary a copy of the proxy solicitation material sent to shareholders, together with a form addressed to the Trustees or the Custodian containing confidential, written instructions as to the manner in which said shares will be voted. If the instructions are sent to the Custodian, the Custodian must communicate the instructions to the Trustees. Upon receipt of such instructions, the Trustees will vote said shares as instructed. Shares of Employer Stock as to which the Trustees do not receive instructions will be voted by the Trustees in the proportion to the voting of shares with respect to which instructions are received. Each Participant (or designated beneficiary) will be entitled to one vote for each full share of Employer Stock allocated to the Participant's accounts. Fractional shares of Employer Stock will not be permitted to vote.

          (d) Valuation. Employer Stock will be valued as of any business day of each Plan Year at the closing price for such stock on the Nasdaq National Market on the date on which such valuation is being made or under such other method of determining fair market value as shall be authorized by the Code, or the rules or regulations thereunder, and adopted by the Custodian. Any dividends received on Employer Stock will be reinvested and become part of the Participant's Accounts. The Record Keeper will maintain adequate records of the cost basis of Employer Stock for each Participant's account. The Record Keeper may from time to time modify its accounting procedures to achieve equitable and nondiscriminatory allocations among the Matching Contribution Accounts of Participants in accordance with the provisions of this Plan and the requirements of applicable law.

          (e) Named Fiduciary Status / Confidentiality. Each Participant or designated beneficiary shall be deemed to be a named fiduciary within the meaning of Section 402(a) of ERISA with respect to the voting of the shares of Employer Stock as to which such Participant or designated beneficiary has the right of direction. Directions received from Participants or designated beneficiaries by the Trustees or the Custodian with respect to the acquisition, holding, disposition or voting of Employer Stock shall be held in strict confidence and shall not be divulged or released to any person, including employees, officers or directors of the Employer, to the extent required by and in accordance with Section 404(c) of ERISA, except if disclosure is otherwise required by applicable law, and except to the extent necessary for the operation of the Plan, such directions may be relayed by the Trustees to the Record Keeper or auditor for the Plan, which Record Keeper or auditor is not the Employer.


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     IN WITNESS WHEREOF and as evidence of the adoption of this Amendment No. 2,
Donegal Mutual Insurance Company has caused its duly authorized officers to execute this document of its behalf and under its seal as of this 6th day of January, 2000.

                                        DONEGAL MUTUAL INSURANCE COMPANY
ATTEST:


/s/ Ralph G. Spontak                    By: /s/ Donald H. Nikolaus
-------------------------------------       ------------------------------------
Ralph G. Spontak, Secretary                  Donald H. Nikolaus, President and
                                             Chief Executive Officer

[Corporate Seal]


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